Exhibit 24 - Consent of Registered Public Accountants

MOE O’SHAUGHNESSY & ASSOCIATES, P.S.

CONSENT OF REGISTERED PUBLIC ACCOUNTANTS

Board of Directors
Electronic Systems Technology, Inc.
Kennewick, Washington

We hereby consent to the use of our opinion, dated February 10, 2006, on the financial statements of Electronic Systems Technology, Inc., for the years ended December 31, 2005 and 2004 in the Form 10-KSB.

MOE O'SHAUGHNESSY & ASSOCIATES, P.S.

/s/ JENNY E. ANDERSON

Jenny E. Anderson,
Certified Public Accountant

Spokane, Washington
February 28, 2006